Exhibit 10.1

BOS 48669274v2 SEVENTH AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT THIS SEVENTH AMENDMENT to the Amended and Restated Loan and Security Agreement (this “Amendment”) is made effective as of May 16, 2023 (the “Seventh Amendment Date”) and made by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and CYTOSORBENTS CORPORATION, a Delaware corporation and CYTOSORBENTS MEDICAL, INC., a Delaware corporation (individually and collectively, jointly and severally “Borrower”). WHEREAS, Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement, dated as of March 29, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Bank has provided to Borrower certain loans in accordance with the terms and conditions thereof; and WHEREAS, Bank and Borrower desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bank and Borrower hereby agree as follows: 1. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement. 2. Section 1.1 of the Loan Agreement is hereby amended by adding the following definition thereto in alphabetical order: “Seventh Amendment Date” is May 16, 2023. 3. Section 6.3 of the Loan Agreement is hereby amended and restated in its entirety as follows: 6.3 Financial Statements, Reports, Certificates. Borrower shall deliver the following to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet, income statement and, for each calendar month that is the last month of a fiscal quarter, cash flow statement, covering Borrower’s consolidated operations during such period (except that the cash flow statement shall cover the entire applicable fiscal quarter), prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and, if applicable, within five (5) days of such filings, all reports on Forms 10-K and 10- Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened in writing against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (e) as soon as available, but in any event no later than the earlier to occur of thirty (30) days following the beginning of each fiscal year or the date of approval by Borrower’s board of directors, an annual operating budget and financial projections (including income statements, balance sheets and cash flow statements) for such fiscal year, presented in a quarterly format (provided, however, the projected revenues must be set forth for each month of such fiscal year), approved by Borrower’s board of directors, and in form and substance reasonably acceptable to Bank; and (f) such DocuSign Envelope ID: 8787CEF7-D0F0-4680-BBA1-B8EDCF8E70CA

2 BOS 48669274v2 budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time. Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto. Borrower shall deliver to the Bank as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month end account statements for each account maintained by Borrower or its Subsidiaries, which statements may be provided to the Bank by Borrower or directly from the applicable institution(s). Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing. 4. Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety as follows: 6.7 Accounts. Borrower shall (i) maintain and shall cause each of its Subsidiaries to maintain its primary depository, operating, and investment accounts with Bank (including, without limitation, all depository, operating, and investment accounts maintained in the United States) and (ii) endeavor to utilize and shall cause each of its Subsidiaries to endeavor to utilize Bank’s International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges and swaps. Notwithstanding the foregoing, Borrower may continue to maintain, and cause its Subsidiaries to maintain (as applicable): (a) Borrower’s account with Chase Bank in an amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) at any time, if (I) no later than June 16, 2023, Borrower must deliver to the Bank a control agreement in favor of the Bank with respect to such account in such form and substance as are reasonably acceptable to the Bank and (II) Borrower at all times maintains unrestricted cash balance of at least Five Million Dollars ($5,000,000.00) with the Bank, (b) German Sub’s account maintained outside of the United States in an amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time and (c) accounts maintained by other Foreign Subsidiaries outside of the United States in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time. 5. Limitation of Amendment. a. The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which the Bank or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby. b. This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. 6. The Bank hereby waives any and all Events of Default strictly resulting from Borrower’s failure to comply with the provisions of Section 6.7(a) as in effect prior to the Seventh Amendment Date. 7. To induce the Bank to enter into this Amendment, Borrower hereby represents and warrants to the Bank as follows: DocuSign Envelope ID: 8787CEF7-D0F0-4680-BBA1-B8EDCF8E70CA

3 BOS 48669274v2 a. Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing; b. Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment; c. The organizational documents of Borrower delivered to the Bank on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Bank, if any, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; d. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, will not constitute an event of default under any material agreement with a Person binding on Borrower, or a breach of any provision contained in the Articles of Incorporation or Bylaws of Borrower; and e. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and by general equitable principles. 8. Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. 9. This Amendment shall be deemed effective as of the Amendment Date upon the due execution and delivery to the Bank of this Amendment by each party hereto. 10. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. 11. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California. [Balance of Page Intentionally Left Blank] DocuSign Envelope ID: 8787CEF7-D0F0-4680-BBA1-B8EDCF8E70CA

ACTIVE 686874818v3 IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to the Amend and Restated Loan and Security Agreement to be executed as of the date first set forth above. CYTOSORBENTS CORPORATION, A DELAWARE CORPORATION By: Name: _____________________________________ Title: CYTOSORBENTS MEDICAL, INC., A DELAWARE CORPORATION By: Name: _____________________________________ Title: WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION By: Name: _____________________________________ Title: DocuSign Envelope ID: 8787CEF7-D0F0-4680-BBA1-B8EDCF8E70CA Vice President Lan Zhu Kathleen P. Bloch Chief Financial Officer Chief Financial Officer Kathleen P. Bloch

DocuSign

Certificate Of Completion

Envelope Id: 8787CEF7D0F04680BBA1B8EDCF8E70CA		Status: Completed
Subject: Western Alliance Bank – Loan Documents Cytosorbents		
Source Envelope:		
Document Pages: 4	Signatures: 3	Envelope Originator:
Certificate Pages: 4	Initials: 0	Janine Allen
AutoNav: Enabled		1 E Washington St Ste 1400
EnvelopeId Stamping: Enabled		Phoenix, AZ 85004
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		jallen@westernalliancebank.com
		IP Address: 38.29.192.250

Record Tracking

Status: Original 5/16/2023 8:14:46 AM	Holder: Janine Allen jallen@westernalliancebank.com	Location: DocuSign

Signer Events

Signer Events	Signature	Timestamp
Lan Zhu lan.zhu@bridgebank.com Vice President Security Level: Email, Account Authentication (None)	DocuSigned by: Lan Zhu 3C02984F599C477... Signature Adoption: Pre-selected Style Using IP Address: 64.18.10.199 Signed using mobile	Sent: 5/16/2023 8:25:55 AM Viewed: 5/16/2023 11:02:29 AM Signed: 5/16/2023 11:03:08 AM

Electronic Record and Signature Disclosure:
Accepted: 5/16/2023 11:02:29 AM
ID: 5aff6251-8e6a-4ee6-91dd-6bfa01b8b23e

Kathleen P. Bloch kbloch@cytosorbents.com Chief Financial Officer CytoSorbents Corporation Security Level: Email, Account Authentication (None), Authentication	DocuSigned by: Kathleen P. Bloch E9CC9D995260496... Signature Adoption: Pre-selected Style Using IP Address: 69.248.11.122	Sent: 5/16/2023 8:25:55 AM Viewed: 5/16/2023 11:10:14 AM Signed: 5/16/2023 11:11:56 AM

Authentication Details
ID Check:
Transaction: 31021983499485
Result: passed
Vendor ID: LexisNexis
Type: iAuth
Recipient Name Provided by: Recipient
Information Provided for ID Check: Address, SSN9, SSN4, DOB
Performed: 5/16/2023 11:10:04 AM

Question Details:
passed corporate.association.real
passed corporate.association.real
passed property.street.in.city.real
passed person.known.single.fake
passed vehicle.historical.association.real
passed property.city.real

Electronic Record and Signature Disclosure:
Accepted: 5/16/2023 11:10:14 AM
ID: 9706b569-b18c-40c4-9266-d0d94d00ddb1

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	5/16/2023 8:25:55 AM
Certified Delivered	Security Checked	5/16/2023 11:10:14 AM
Signing Complete	Security Checked	5/16/2023 11:11:56 AM
Completed	Security Checked	5/16/2023 11:11:56 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 2/10/2021 7:23:23 AM
Parties agreed to: Lan Zhu, Kathleen P. Bloch

ELECTRONIC COMMUNICATIONS, RECORD AND SIGNATURES

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We reserve the right, from time to time, to deliver one or more communications in paper form instead of electronic form by mailing or emailing a communication to the last known mailing or email address on our records for you. In the event that we do so, we may continue to provide communications to you in electronic form.

If you download or print any confidential materials, be sure that you store them in a secure environment, just as you would paper-based bank records.

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You may obtain paper copies of any of the communications the Bank provides to you electronically by sending your written request to **Western Alliance Bank, Atten: Treasury Management Support, One East Washington Street, Suite 1400, Phoenix, AZ 85004**. If you request a paper-based copy, the Bank will provide the first copy to you free of any Bank fees or charges. Although we do not currently impose a fee or other charge for additional paper copies of electronic communications, we reserve the right to impose a fee or charge in the future and to change such fee at any time.

Required hardware and software

In order for you to access and retain the electronic communications, you will need a computer with sufficient memory to store electronic records as well as a working connection to the internet. The requirements are as follows:

Operating System	Microsoft Internet Explorer	Apple Safari®	Mozilla Firefox®
Windows Vista®	9.0	4.0, 5.0	33.0, 34.0
Windows 7	10.0, 11.0	N/A	33.0, 34.0

Windows 8	10.0	N/A	33.0, 34.0
Windows 8.1	11.0	N/A	33.0, 34.0
Mac OS X 10.9 (Maverick™)	N/A	6.01	33.0, 34.0

Hardware:	**Browser configured to support:**
• 1 GHz Celeron processor	• 128-bit encryption
• 1024x768 SVGA resolution at 256 colors	• JavaScript
• 500 MB RAM	• Cookies
• 128 Kbps (slowest DSL) or better	• Cascading Style Sheets
	• Browser page cache should be set to get a new version every visit to the page

In addition, you will need to have Adobe® Reader installed on your device to be able to view and/or save the electronic documents.

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- I can access and read this ELECTRONIC COMMUNICATIONS, RECORDS AND SIGNATURES document;
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Western Alliance Bank. Member FDIC.